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                                                                     Exhibit 3.1

                              ARTICLES OF AMENDMENT
           TO THE SECOND AMENDED AND RESTATED DECLARATION OF TRUST OF
                       EQUITY RESIDENTIAL PROPERTIES TRUST

     EQUITY RESIDENTIAL PROPERTIES TRUST, a Maryland real estate investment trust (the "Trust"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: Section 1.1 of the Second Amended and Restated Declaration of Trust dated as of May 30, 1997 (as amended, the "Declaration") is deleted and replaced by the following:

          SECTION 1.1 NAME. The name of the trust (hereinafter called the "Trust") is:

                            Equity Residential

     SECOND: The foregoing amendment to the Declaration was declared advisable by the Board of Trustees of the Trust on December 13, 2001, and was approved by the affirmative vote of at least two-thirds of all outstanding shares entitled to vote at the Annual Meeting of Shareholders held on May 15, 2002, as required by Section 8-501 of the Corporations and Associations Article of the Annotated Code of Maryland and by the Declaration.

     THIRD: The undersigned, being duly authorized by a majority of the trustees of the Trust to execute and acknowledge these Articles of Amendment, hereby acknowledges these Articles of Amendment to be the act of the Trust and as to all matters or facts required to be verified under oath, certifies that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

     IN WITNESS WHEREOF, Equity Residential Properties Trust has caused these presents to be signed in its name and on its behalf by its Executive Vice President and witnessed by its Assistant Secretary on May 15, 2002.

                                        EQUITY RESIDENTIAL PROPERTIES TRUST,
                                        a Maryland real estate investment trust

Attest:

---------------------------------
Yasmina Duwe, Assistant Secretary       By:
                                              ----------------------------------
                                              Bruce C. Strohm
                                              Executive Vice President, General
                                               Counsel And Secretary